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                                             Exhibit 10.11

      AGREEMENT dated as of June 1, 1996 by and between Chromalloy Gas Turbine Corporation, a Delaware corporation (the "Company") and Martin Weinstein ("Executive").
      WHEREAS, the Company and the Executive have agreed to further modify said Agreement.
      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:
      1. Paragraph 1 of the Agreement dated June 1, 1993 is modified by adding the following:
      The three (3) years having expired May 31, 1996, the parties agree that up to and until December 31, 1996, the Executive will continue the temporary assignment of the direct management of Chromalloy Research and Technology ("R&T") for an additional temporary period ending December 31, 1996 during which period the Executive will be required to maintain a temporary residence in the New York metropolitan area. On and after January 1, 1997 the payment of additional compensation provided for in paragraph 2 of the Agreement dated June 1, 1993 shall cease.
      After January 1, 1997, the Executive shall perform the normal duties of the Chief Executive Officer of the Company as set forth in paragraphs 1(b) and (c) of the Agreement dated as of October 1, 1991 which shall include among his

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duties, supervisory management of R&T consistent with the
approval of the Board of Directors of the Company.
      2. Paragraph 1(a) of the Agreement dated as of October 1, 1991 is further modified to change the expiration date of December 31, 1996 to December 31, 1999.
          Paragraph 2(a) of the Agreement dated as of October 1, 1991 is modified to change the rate of Base Salary to a minimum of $412,000 per annum, commencing January 1, 1997.
      3.  Paragraph 1(d) of the Agreement dated October 1,
1991 is hereby deleted.
          Except as herein expressly modified and as heretofore modified, all of the terms, covenants, and conditions of the Agreement dated as of October 1, 1991 shall remain in full force and effect.
      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                         CHROMALLOY GAS TURBINE CORPORATION

                         By:_______________________________
                              Norman E. Alexander



                            _______________________________
                              Martin Weinstein